Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (No. 333-155364 and No. 333-158308) and in the Registration Statements on Forms S-8 (No. 333-58298, No. 333-129152 and No. 333-147448), of our report dated June 25, 2009 relating to the financial statements of Hotel Ritz Madrid S.A., which appears in this Form 10-K/A Amendment No. 2 to the Annual Report on Form 10-K of Orient-Express Hotels Ltd. and subsidiaries for the year ended December 31, 2008.

/s/ PricewaterhouseCoopers

Madrid, Spain

June 29, 2009